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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-107487 of Hub International Limited on Form S-3 of our report dated February 18, 2003 relating to the financial statements of Fifth Third Insurance Services, Inc. (Property and Casualty Division) (A Wholly-Owned Carve-Out Entity of Fifth Third Financial Corp.) as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the preparation and basis of the carve out financial statements and also includes an explanatory paragraph referring to the sale of Fifth Third Insurance Services, Inc. (Property and Casualty Division) to HUB U.S. Holdings, Inc. effective December 31, 2002), appearing in the Current Report on Form 8-K/A of Hub International Limited dated March 17, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  Deloitte & Touche LLP

November 5, 2003
Cincinnati, Ohio